April 9, 2010

Securities and Exchange Commission
Washington, D.C.

We have read China Solar & Clean Energy Solutions, Inc.’s Form 8-K dated April 9, 2010 and do not disagree with comments made in Item 4.02 of this filing concerning our firm.

Very truly yours,

/s/ Cordovano and Honeck,  LLP

Cordovano and Honeck  LLP
Certified Public Accountants
Englewood, CO